SECURITIES AND EXCHANGE COMMISSION
                                    FORM 8-K
                                 Current Report


                     Pursuant to Section 13 or 15 (d) of the
                        Securities Exchanges Act of 1934




                   Date of Report (Earliest Event) May 28, 1998






                       Teleport Communications Group Inc.
             (Exact Name of Registrant as specified in its Charter)




Delaware                            0-20913                   13-3173139
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(State or Other                   (Commission             (IRS Employer
Jurisdiction of                   File Number)            Identification No.)
Incorporation)


437 Ridge Road, Executive Building 3, Dayton, New Jersey           08810
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(Address of Principal Executive Offices)                         (Zip Code)




Registrant's Telephone Number, Including Area Code            (732) 392-2000



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Item 5. Other Events


TELEPORT COMMUNICATIONS GROUP INC (TCG) ELECTS TO COMMENCE THE ACCRUAL OF CASH INTEREST ON ITS 11 - 1/8% SENIOR DISCOUNT NOTES

DAYTON, N.J. -- Teleport Communications Group Inc. (Nasdaq/NM:TCGI) announced today its election to commence the accrual and payment of cash interest on TCG's 11-1/8% Senior Discount Notes due July 1, 2007 (CUSIP No. 879463-AC-1). The accrual of interest payments will begin on July 1, 1998 and cash interest will be paid semi-annually beginning January 1, 1999. In addition, on July 1, 1998 the principal amount of the Notes will be reduced to the Accreted Value of $723 per $1,000 face amount of the securities. This election is in accordance with the terms of the Notes and will not affect the original yield of the Notes. As of July 1, 1998, investors will begin earning cash interest at the original yield rather than continue accreting principal.

TCG  is  the  nation's  first  and  largest   provider  of   competitive   local
telecommunications services, selling both fiber optic and broadband wireless facilities to serve information intensive businesses in 82 major metropolitan markets with an array of advanced voice, data, video and Internet services. Visit our web site at www.tcg.com.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.


                                    TELEPORT COMMUNICATIONS GROUP INC.




Dated: June 5, 1998                   By:   /s/ Maria Terranova-Evans
                                            ---------------------------
                                      Name:     Maria Terranova-Evans
                                      Title:    Vice President and Controller